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                                                                   Exhibit 10.28


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                     VIATEL, INC. MANAGEMENT SEVERANCE PLAN




                                  PLAN DOCUMENT





                           EFFECTIVE DECEMBER 8, 1999


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                     VIATEL, INC. MANAGEMENT SEVERANCE PLAN

         The attached Plan has been adopted by Viatel, Inc. (the "Plan Sponsor") to provide severance pay benefits to the plan beneficiaries identified on the attached Schedule A, whose employment is involuntarily terminated under the circumstances set forth in this Plan. This Plan supersedes any other written or unwritten plan, fund, program or arrangement to provide such benefits to the individuals identified on the attached Schedule A that may be deemed to exist or to have existed, under ERISA or otherwise, except to the extent that such a person has superior benefits under an employment agreement with the Plan Sponsor.

         This Plan is hereby adopted and approved, effective as of December 8, 1999.

                                            VIATEL, INC.



                                            By: /s/ MICHAEL J. MAHONEY
                                               ---------------------------------

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                                   SCHEDULE A






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                     VIATEL, INC. MANAGEMENT SEVERANCE PLAN





                            Summary Plan Description



                           Effective December 8, 1999


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                     VIATEL, INC. MANAGEMENT SEVERANCE PLAN

                     HIGHLIGHTS AND ELIGIBILITY REQUIREMENTS

o        OVERVIEW

         Viatel, Inc. (the "Plan Sponsor") has adopted an Management Severance Plan (the "Plan") which provides severance pay benefits to certain members of senior management of the Plan Sponsor and each of its current and future subsidiaries (each of which is referred to herein as the "Employer") who have been selected to participate in the Plan. The Plan eligibility requirements and severance pay benefits are explained below.

o        ELIGIBILITY

         To be eligible under this Plan,

          o    you must be selected to participate by the Chief Executive
               Officer;

          o    you must hold the title of director or above with the Plan
               Sponsor;

          o you must not have a superior individualized severance pay benefits package through an employment agreement with an Employer; and

          o your employment with an Employer must be involuntarily terminated without "cause" (as defined below) (which includes, for these purposes, a (i) voluntary termination due to a reduction in your Base Pay (as defined below)) or (ii) forced relocation to a site in excess of 60 miles from your worksite, in either case within eighteen (18) months after a "Change in Control" (as defined below) of the Plan Sponsor.

         The Plan Administrator (as defined below) shall have the absolute and exclusive discretionary right and final authority to make any necessary determinations concerning whether a member of senior management is eligible to receive benefits under the Plan, and such determination by the Plan Administrator shall be final and binding on all parties.

         The last day of your active employment, in the context of an involuntary termination without cause, or the date of your resignation, in the case of a reduction in your Base Pay, will be referred to as your "Termination Date."

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         For purposes of the Plan, the following terms shall have the following meaning:

         "BASE PAY" means your regular weekly straight-time pay for your normal work schedule for your last regular pay period with the Employer immediately preceding your Termination Date or the date of the Change in Control, whichever level of straight-time pay is the greatest. Base Pay excludes overtime pay, bonuses, commissions, fees, incentive allowances and all Employer-provided benefits.

         "CAUSE" means a material violation by you of any policies of your Employer, gross negligence or dishonesty in the performance of your duties as a member of senior management, habitual neglect in performing your duties, or your conviction of any felony or a misdemeanor involving fraud, misrepresentation or dishonesty.

         "CHANGE IN CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock (as defined below) of the Plan Sponsor on a fully diluted basis or (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Plan Sponsor (together with any new directors whose election by the Board of Directors of the Plan Sponsor or whose nomination for election by the Plan Sponsor's stockholders was approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors of the Plan Sponsor then still in office who either were members of the Board of Directors of the Plan Sponsor at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Plan Sponsor then in office.

         "VOTING STOCK" of the Plan Sponsor means its common stock and any other equity security entitled to vote with the common stock on an as converted basis.

O        BENEFITS PROVIDED UNDER THE PLAN

         If you meet the eligibility requirements of the Plan, you will be entitled to receive a severance benefit determined based upon the following: (i) your full years of service for an Employer (determined as of your Termination
Date) and (ii) your Base Pay with the Employer on the date immediately preceding the Termination Date. In terms of cash severance, you will be entitled to two weeks of Base Pay for each year of service with an Employer, with a minimum severance benefit of six months' Base Pay. In addition, all of your unvested stock options will become fully vested and any shares of restricted common stock of the Plan Sponsor that you may have will no longer be subject to any restrictions.


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         In no event, however, will the aggregate amount of your severance benefit exceed the dollar amount that would trigger the imposition of an excise tax under Section 4999 of the Internal Revenue Code (that is, three (3) times your average gross compensation from an Employer over the five (5) year-period (or shorter period if not employed by an Employer for five full years) preceding the year in which the Change in Control takes place).

         The cash portion of the severance benefits will be paid in a lump sum as soon as administratively possible following your Termination Date. Deductions will be made for taxes and any other required or authorized deductions. The Employer retains the right to reduce your severance benefits by the amount of any unpaid debt you owe the Employer.

O CONDITIONS TO YOUR ELIGIBILITY FOR SEVERANCE BENEFITS AND ACTS THAT MAY CAUSE YOUR BENEFITS UNDER THE PLAN TO END

         To be eligible to receive severance benefits under this Plan, you must return all Employer property that is in your possession, custody or control, and certify to Employer that such has been done. This "property" includes, but is not limited to, all materials, documents, plans, records or papers or any copies of such documents or files which in any way relate to the Employer's affairs or Employer supplied computers, software, Palm Pilots, cell phones, dictation devices or similar equipment of any nature. This property further includes all vehicles, credit cards, manuals, and any money due to the Employer.

                        ADDITIONAL IMPORTANT INFORMATION

o        CLAIMS PROCEDURE WHEN YOUR BENEFITS ARE DISPUTED

         If a dispute arises concerning whether you are entitled to severance benefits under the Plan or as to the amount of your benefits, you must first file a claim for benefits in accordance with the following procedure. A claim for Plan benefits must be in writing and addressed to the Plan Administrator at Viatel, Inc., 685 Third Avenue, 24th Floor, New York, New York 10017, or any other address that may be designated from time to time. You will receive a written notice from the Plan Administrator with respect to your claim within 10 days of the date the Plan Administrator received your initial claim. If special circumstances require an extension of time, written notice will be given to you before the end of this 10-day period and will explain the reasons for the delay. If you are not furnished notice regarding your claim within these time periods, your claim will be considered denied. If the Plan Administrator denies your claim, in whole or in part, it will tell you why, refer you to the applicable provisions of the Plan document or other relevant records or papers. You will also be told how you can appeal for reconsideration of the Plan Administrator's decision. Should you disagree with the determination, you have 60 days to request a review. Your request for a review must be in writing. The Plan Administrator will reconsider your claim and the resulting


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decision will be issued within 15 days after your request for a review. If more time is needed because of unusual circumstances, you will be notified. The Plan Administrator has the exclusive authority to construe and to interpret the Plan, including any ambiguity, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive. The Plan Administrator must act in a reasonable and nondiscriminatory manner in exercising its authority.

O        ASSIGNMENT OF BENEFITS

         Except to the extent mandated by law, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void and of no force and effect whatsoever, PROVIDED, HOWEVER, that the benefits hereunder may be assigned or transferred to pay any bona fide debt of the employee to the Employer or any entity affiliated with the Employer. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. If an eligible employee is entitled to benefits hereunder but dies prior to receipt of such benefit, the benefit will be paid to the estate of the deceased employee.

O        FINANCING THE PLAN

         Except as otherwise provided herein, no assets of the Employer are specifically set aside for the payment of benefits under the Plan. Benefits payable under the Plan shall be paid out of the general assets of the Employer. The obligation of the Employer is simply an obligation to make payments according to the terms and conditions of the Plan. An employee's right to any payments hereunder shall be the same as that of any other unsecured general creditor of the Employer.

O        PLAN AMENDMENT AND TERMINATION; PLAN INTERPRETATION

         The Plan Sponsor, in its sole discretion, reserves the right to amend or terminate the Plan at any time, without notice, prior to a Change in Control. This Plan may not be amended or terminated after the occurrence of a Change in Control. This Plan rescinds and supersedes any and all prior severance benefit plans applicable to persons covered by this Plan. The Plan Administrator has the exclusive authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive.

O        NONGUARANTEE OF EMPLOYMENT

         Nothing contained in this Plan shall be construed as a contract of employment between the Employer (or any entity affiliated with the Employer) and any participant or as a right of any


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participant to be continued in the employment of the Employer (or any entity affiliated with the Employer), or as a limitation of the right of the Employer to discharge any of its employees with or without cause or notice.

                                 BASIC PLAN DATA

O        PLAN NAME AND TYPE

         The name of the severance plan is Viatel, Inc. Management Severance Plan. The Plan is considered a "welfare plan" under ERISA. This Plan is effective as of December 8, 1999.


O        NAME AND ADDRESS OF PLAN SPONSOR AND EMPLOYER

         The Plan is sponsored by:  Viatel, Inc.
                                    685 Third Avenue, 24th Floor
                                    New York, New York 10017
                                    (212) 350-9200
                                    Employer Identification Number: 13-3787366

O        PLAN NUMBER

         The plan number assigned to the Plan is: 502

O        PLAN ADMINISTRATION

         The Compensation Committee of the Board of Directors of Viatel, Inc. serves as Plan Administrator for the Plan and can be contacted at the address set forth above for the Plan Sponsor. The Plan Sponsor has the sole authority to appoint and remove the Plan Administrator.

         The Plan Administrator has the sole responsibility for the administration of the Plan. The Plan Administrator may appoint or employ individuals to assist in the administration of the Plan and may appoint or employ any other agents it deems necessary or advisable, including legal counsel and auditors, to serve at the Plan Administrator's direction.

         In addition to the powers, duties and discretion described above, the Plan Administrator has the following powers and responsibilities:

          (a) to prescribe procedures to be followed by eligible employees requesting benefits;

          (b) to prepare and distribute, in such manner as the Plan Administrator determines


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               to be appropriate, information explaining the Plan; and

          (c) to request and obtain from eligible employees and from the Employer such information as is necessary for the proper administration of the Plan.

         Whenever, in the Plan Administrator's opinion, an eligible employee entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct payment to such person or to the legal representative of such person for his or her benefit, or the Plan Administrator may apply the payment for the benefit of such person in such manner as the Plan Administrator reasonably considers advisable and in the best interests of the employee. Any payment of a benefit in accordance with the provisions of this paragraph shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

O        FISCAL YEAR OF THE PLAN

         The Plan and its records are kept on a calendar-year basis. The Plan Year is the 12-month period beginning January 1 of each year and ending each December 31.

O        AGENT FOR SERVICE OF LEGAL PROCESS; APPLICABLE LAW

         Legal process can be served on the General Counsel of the Plan Sponsor at the above address for the Plan Sponsor. The provisions of the Plan shall be construed and administered according to, and its validity and enforceability shall be determined under ERISA. In the event ERISA does not pre-empt state law in a particular circumstance, the laws of the State of New York shall govern. If any provision of the Plan is or is hereafter declared to be void, voidable, invalid or otherwise unlawful, the remainder of the Plan shall not be affected thereby.

o        STATEMENT OF ERISA RIGHTS

         Federal law and regulations require the following statement. As a participant in the Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that all plan participants shall be entitled to:

          o Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports.

          o Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.


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          o    Obtain a statement telling you whether you have a right under the
               Plan to receive a benefit and, if so, what your benefit would be. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

         In addition to creating rights for Plan participants, ERISA imposes duties upon the individuals who are responsible for the operation of an employee benefit plan. The individuals who operate your Plan, called "Fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. The Fiduciaries have only those powers, duties, responsibilities and obligations as are specifically given or delegated to them under this Plan.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file a suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

         If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan Fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees.

         If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if the court finds your claim to be frivolous. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, which is listed in your local telephone directory, or you may contact the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.



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